SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C. 20549



                              FORM 8-K
                           CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                           November 16, 2000

                        BELLSOUTH CORPORATION
          (Exact name of registrant as specified in its charter)


         Georgia                 1-8607            58-1533433
       (State or other          (Commission      (IRS Employer
       jurisdiction of           File Number)     Identification
       incorporation)                                 No.)


Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia    30309-3610
       (Address of principal executive offices)               (Zip Code)


         Registrant's telephone number, including area code
                            (404) 249-2000

Item 5.  Other Events

Fiscal 2000 and Fiscal 2001 Performance Guidance

On November 16, 2000, BellSouth announced performance guidance for Fiscal 2000 and Fiscal 2001. See Exhibit 99 for a complete copy of the related press release.

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Cautionary Language Concerning Forward-Looking Statements
------------------------------------------------------------------------------

In addition to historical information, this document contains forward-looking statements regarding events and financial trends that may affect our future operating results, financial position and cash flows. These statements are based on our assumptions and estimates and are subject to risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Factors that could affect future operating results, financial position and cash flows and could cause actual results to differ materially from those expressed in the forward-looking statements are:

o a change in economic conditions in domestic or international markets where we operate or have material investments which would affect demand for our services;

o    a decrease in the growth rate of demand for the services which we offer;

o the intensity of competitive activity and its resulting impact on pricing strategies and product offerings;

o    protracted delay in our entry into the interLATA long distance market;

o higher than anticipated start-up costs or significant up-front investments associated with new business initiatives;

o unanticipated higher capital spending from, or delays in, the deployment of new technologies; and

o unsatisfactory results in regulatory actions including access reform, universal service, terms of interconnection, unbundled network elements and resale rates.

This list of cautionary statements is not exhaustive. These and other developments could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We have no obligation, and we do not intend, to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.




Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

  99           Press Release - FY2000 and FY2001 Performance Guidance

                              SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




BELLSOUTH CORPORATION


By:  /s/ W. Patrick Shannon
      W. Patrick Shannon
      Vice President and Controller
      November 16, 2000